Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

180 East Fifth Street

St. Paul, MN 55101

(651) 244-8677

(Name, address and telephone number of agent for service)

K2 Inc.

(Issuer with respect to the Securities)

Delaware	95-2077125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

5% Convertible Senior Notes due 2010

(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 28th day of August, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frank P. Leslie III
Frank P. Leslie III Vice President

By:	/s/ Lori-Anne Rosenberg
Lori-Anne Rosenberg Assistant Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  August 28, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frank P. Leslie III
Frank P. Leslie III Vice President

By:	/s/ Lori-Anne Rosenberg
Lori-Anne Rosenberg Assistant Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2003

($000’s)

6/30/2003
Assets
Cash and Due From Depository Institutions	$11,987,100
Federal Reserve Stock	0
Securities	35,336,411
Federal Funds	4,955,134
Loans & Lease Financing Receivables	118,648,100
Fixed Assets	1,864,465
Intangible Assets	9,999,520
Other Assets	8,735,830

Total Assets	$191,526,560

Liabilities
Deposits	$132,461,590
Fed Funds	5,061,915
Treasury Demand Notes	0
Trading Liabilities	303,140
Other Borrowed Money	20,320,775
Acceptances	150,586
Subordinated Notes and Debentures	6,326,523
Other Liabilities	5,864,946

Total Liabilities	$170,489,475

Equity
Minority Interest in Subsidiaries	$999,216
Common and Preferred Stock	18,200
Surplus	11,015,123
Undivided Profits	9,004,546

Total Equity Capital	$21,037,085

Total Liabilities and Equity Capital	$191,526,560

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Frank P. Leslie III
Vice President

Date: August 28, 2003

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